LICENSE AGREEMENT


This License Agreement (hereinafter "Agreement") is entered Into as of July 11, 2000 by and among Globaltron Communications Corporation, a company incorporated under the laws of Florida with principal offices located at New World Tower, 100 North Biscayne Boulevard, Suite 2500, Miami, Florida,
U.S.A., (hereinafter "Licensee") CPqD Technologies and Systems, Inc. a corporation incorporated under the laws of Delaware, U.S.A., with headquarters located at 111 North Market Street, San Jose, California, U.S.A. (hereinafter "Licensor"), and Singer Products Inc., a company incorporated under the laws of Florida, USA, with principal offices located at 1840 West 49th) Street, Suite 501, Hialeah, Florida, U.S.A. and acting herein both in its capacity as Authorized Sales Representative of CPqD (hereinafter "Singer").


WHEREAS, the Parties herein on May 13, 2000 signed a Memorandum of Understanding (hereinafter "MOU") in which the licensing of certain software were contemplated.

WHEREAS, the Parties desire to commence the partial execution of the objectives of the MOU.

NOW, THEREFORE, in consideration of the mutual agreements and promises contained in this Agreement, the parties agree as follows:

                                     PART I
                                    SOFT WARE

1.    Systems

      1.1. The Licensor grants to Licensee the right to use certain Licensor's computer programs (Operations Systems) and associated documentation, listed below and specified In more detail
               Exhibit A (hereinafter "Systems")
                   I Copy of PROMUS V 2.4.
                   I Copy of FLEX FLOW V2.1.
                   I Copy of SAGRE V 4.5.2.
                   I Copy of SGE V 8.11.

      1.2. Except where it conflicts with the terms and conditions of this Agreement the Licensor proposal to Licensee (Operations Systems Solution Proposal) set forth in Exhibit B hereto is made a part of this Agreement.


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License Agreement                                                       Page 2



      1.3. The definitions set forth in Exhibit C hereto are adopted for the purposes of this contract.

2.    Software Use License

      2.1. The license given to Licensee to utilize the Systems is restricted for use exclusively in operations related to its own business as well as their utilization by afiliates per clause 5.15, and shall not be used for sub-licensing or for the direct rendering of support services for third parties.

      2.2. During the term of this Agreement the use of the Systems will be limited to a maximum number of forty thousand (40,000) subscribers while the SAGRE System is limited to ten (10) users for engineering, as specified in Licensor's Proposal.


      2.3. Licensee may sublicense the Systems for use by affiliate companies, as agreed on Clause 5.15, provided that Licensee assures that all conditions of this Agreement are complied with by the sub-Licensee. Licensee will inform, in writing of such sub-licensing within ten (10) days of such authorization, submitting a copy of the respective documentation to Licensor.

3. Services

      3.1. Support, implementation, training and corrective and updating maintenance services will be provided to Licensee by Licensor directly or through Singer for those Systems licensed under the following conditions:

            3.1.1. Maintenance services shall include "help desk" and corrective and updating maintenance. Corrective maintenance refers to correction of any parts of the Systems that may be defective.

               3.1.1.1. In the event the defect Is the result of, but not limited to: i) negligence or lack of skill on the part of Licensee users; ii) faults in the computational platform in the basic software and/or on the data bank manager; iii) improper use or use that does not conform with the recommendations contained in Exhibits hereto, and/or iv) the connection with other software and/or equipment, it is agreed that the time spent in the respective correction will be considered consulting services rendered, subject to payment of the daily rate


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License Agreement                                                       Page 3


                          established in Clause 5.10 as well as to the reimbursement of expenses incurred by Licensor and or Singer.

            3.1.1.2. During the term of this Agreement Licensor will make available to Licensee the Improvements and updates of the Systems, as long as they do not result from an improvement request unique to another company.

            3.1.1.3. When requested by Licensee the implementation of improvements into the Systems utilized by it may be carried out by Licensor, according to terms and conditions to be negotiated by the parties and it is agreed that the results of developments done by Licensor will be its own exclusive property.

            3.1.1.4. The Licensor requires remote access to the Systems via Internet to support Maintenance Services. Help Desk services will be provided up to a limit of ninety (90) hours per month.

              3.1.2. Service will be provided for the installation of the Executable Program Systems onto the computational platform (hardware and basic software including software tools) to be supplied and made available by Licensee on its premises, that shall contain specifications compatible with the Systems provided to perform the services requested.

                   3.1.2.1. Training services will be rendered only once for each of the courses, according to details furnished in Exhibit D hereto. The Licensor will supply to Licensee detailed List of Courses within thirty days from Contract signature.

                   3.1.2.2. Additional training may be carried out as agreed to between the parties.

              3.1.3. During the Systems implementation period, Licensor will provide consulting services to study and develop specifications for integration with other software used by Licensee, as well as to adjust the use of the Systems to the specific needs of Licensee operations. This contract includes up to five thousand four hundred and eighty (5,480) hours for customization, localization and development of parameters. The time for commencing and duration of this activity shall be agreed by the parties to define the scope of work and priorities of implementation of the Systems. Once the number of hours



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License Agreement                                                       Page 4


                       included in this contract are completed, the rates agreed in Clause 5.10 shall be applied.

              3.1.4. Other consulting services may be tendered by Licensor and/or Singer as agreed to by the parties.

4. Duration and Delivery

       4.1. The term of software license under this Agreement Is five (5) years commencing from the effective date thereof, as agreed in Clause 5.16.

       4.2. The Systems and related services shall be delivered by Licensor to Licensee in accordance with schedule contained in Exhibit E hereto. Exhibit E is preliminary and the parties agree to meet to revise the project schedule.

       4.3. Additionally, Licensee and Licensor shall revise quarterly the Systems configuration and delivery of all items of the Systems and Services to be supplied by Licensor and Singer.

5. Price and Payments.

      5.1. The purchase price for the Systems (hereinafter "License Price") for the license to use computer programs, services and training, detailed in Exhibit D of this Agreement shall be Four million six hundred fifty-eight thousand seven hundred and fifty ($4,658,150) United States dollars (hereinafter "License Price"), divided as follows:

          5.1.1. Licensee will pay to Licensor Three million five hundred thousand ($3,500,000) United States dollars for the license to use the Operations Systems.


          5.1.2. For training services, Licensee will pay Licensor One hundred thirty one thousand two hundred and fifty ($131,250,000) United States dollars corresponding to seven hundred (700) hours of training for the courses detailed In Exhibit D.

          5.1.3. For services of implementation and development of parameters Licensee will pay Licensor One million twenty-seven thousand five hundred ($1,027,500) United States dollars corresponding to five thousand four hundred eighty (5,480) hours of services for customization and localization.

       The payments by Licensee to Licensor will be made as follows:


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License Agreement                                                        Page 5


                  5.2.1. Operations Systems:

                         5.2.1.1. Fifteen (15) percent of the License Price of each partial or total delivery shall be paid prior to each delivery.

                         5.2.1.2. Eighty five (85) percent of the License Price of each partial or total delivery of Systems is to be paid upon presentation of invoice and shipping documents.

                  5.2.2. Training, implementation and development Services:

                         5.2.2.1. Fifteen (15) percent of the Purchase Price is to be paid to the scheduled date of initiation of Services.

                         5.2.2.2. Eighty five (85) percent of the Purchase Price of each partial delivery of Services is to be paid partially, as work progresses according to the schedule on Exhibit E, upon invoice presentation.

             5.3. The eighty five (85) percent part of the Purchase Price (hereinafter "Financed Purchase Price") shall be paid by means of a financing arrangement described in Exhibit F hereto.

            5.4. By entering into this Agreement, Licensee agrees to the financing contemplated In Exhibit F and will enter into all such contracts and other documentation as are contemplated in Exhibit F. Exhibit F refers to certain guarantees under the heading "CPqD Guarantee". Licensee agrees that in the event Licensor and/or any other party obligated on any guarantee referred to therein makes one or more changes under any such guarantee, Licensee shall be unconditionally obligated to reimburse Licensor and any other such party the full amount of all such payments, together with interest thereon and all other sums payable in connection therewith pursuant to the agreement or agreements to be entered into in connection with the financing contemplated in Exhibit F.

            5.5. The license granted hereunder allow usage for the processing restricted up to forty thousand (40,000) subscribers for the Systems.

            5.6. For usage above this limit, Licensee shall pay to Licensor an additional four ($4.00) United States dollars per year, for each subscriber. The increments will be applicable to minimum groups


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License Agreement                                                       Page 6


                      of 100 subscribers. The dates in which these increments will be due shall be negotiated by the parties. In the case of Value Added Services the Licensee shall pay Licensor an additional two ($2.00)United States dollars per each additional subscriber in increments of two hundred (200) subscribers.

                5.6.1. The number of subscribers must be reported on a quarterly basis to CPqD, who reserves the right to perform periodical auditing in order to verify the quantity of existing subscribers in the systems' database. When the number of subscribers is greater than the number contracted at the time, the amount related to the increase will be charged retroactively from the date of the increase.


            5.7. For the other services listed an Clause 3.1 above Licensee will pay Licensor and/or Singer One Thousand Five Hundred ($1,500) United States dollars per day per each (1) professional assigned to perform such services. In addition to this payment Licensee shall reimburse expenses incurred by Licensor with respect to hotel, food, transportation (including air travel) and administrative costs.

            5.8. Licensee shall reimburse Licensor or Singer for hotel, meals, transportation (including air travel) and administrative expenses, incurred for the performance of services of training, installation and maintenance of the Systems described in this Agreement. Such services shall be rendered by Licensor or Singer with no additional charges other than the ones mentioned herein.

            5.9. The reimbursements to Licensor or Singer mentioned in this Clause shall be made by Licensee on the fifth (5th) business day of the month subsequent to that in which expenses were incurred.

            5.10. Maintenance services in 3.1.1 will be performed by Licensor without additional charges to Licensee except for those described in 5.11 above.

            5.11. The payments established in this Clause grants the Licensee the right to use the Systems only for Licensee own use and affiliated companies, for the use of the Systems beyond this limit the parties will agree on the terms and conditions for doing so.

            5.12. The payment terms for the amounts stipulated in this Clause 5 may be revised by an addendum hereto in order to adjust them to the parameters that may regulate the terms of the designated


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License Agreement                                                       Page 7


                     financial institution. For the purpose of this Agreement is conveyed that an affiliate is a business which is controlled by the license or a joint venture in which Licensee holds a minimum of forty (40) percent equity.

          5.13. After expiration of this period of July 2000 through June 2005, as agreed In clause 4.1, the Annual Renewal License fee will be fifteen (15) percent of the prevailing price, not to exceed CPI value or Licensor's market price whichever is lower.

6.   Licensee Obligations



     6.1. Licensee shall not use or make copies of the Systems for any purpose other than the one specified in this Agreement and shall not (a) use the Systems to process third parties' data, (b) rent, distribute electronically, or share the use of the Systems or market the Systems through interactive cables or remote processing services, or distribute the Systems in any form not specifically authorized in this Agreement.

     6.2. The parties agree that the Systems, its updates and the associated documentation are the property of Licensor and that no property right of the Systems or of any parts thereof are transferred by this Agreement. In case of termination as established in Clause 10 or non renewal of the License according to Clause 5.16, Licensee shall return or destroy the Systems and all parts and copies thereof, as well as all of the documentation and to issue a declaration so certifying.

     6.3. Licensee agrees to promptly inform Licensor in writing of any failure found in the Systems, including malfunctioning, inconsistency, transcription errors, and incompatibility, so that Licensor provides immediate action according to standards of the software industry.

     6.4. Licensee agrees to allow Licensor directly or through expert third parties, by previous notice and at its own cost and expense, to carry out directly or indirectly audits related to the activities of the Licensee with respect to the license during the term of this Agreement, and thereafter for a period of five years, beginning on the date of expiration or cancellation of this Agreement. The performance of the audit cannot be delegated to a firm that is a competitor of Licensee.

     6.5 Licensee agrees to immediately notify Licensor of any material change which occurs in the management, ownership or control of Licensee.


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License Agreement                                                      Page 8


      6.6. Licensee shall not make or allow to be made modifications, copies, reverse engineering disassembly of the Systems nor to duplicate them except for one copy for "back up" security.

      6.7. During the first five (5) business days of each calendar quarter, Licensee agrees to inform Licensor of the new amount of subscribers being serviced on the network.

      6.8. Licensee agrees that the Systems must not be used for the purpose of clearing house services for third parties.

      6.9. Licensee agrees that associated documentation and the systems contain valuable and confidential information that are the exclusive property of Licensor.

      6.10. The parties agree not to cede to third parties, under any circumstances, the rights that are attributed to them by this Agreement and/or Addenda, even if they be its shareholders, agents or distributors, subsidiaries or companies under its control, unless previously authorized in writing by Licensor.

      6.11. Licensee agrees to inform Licensor, in writing, in the event of declaration of bankruptcy, filing for protection, or judicial or extra judicial dissolution or liquidation of the company.

      6.12. Neither party shall be held contractually, civil or criminally liable for indirect, potential or consequent special damage, or for profit loss, caused to the other, except if caused by malice or bad faith, including on the part of its employee, so long as proven in court citing malevolence.

      6.13. Licensee understands and agrees that Licensor shall not be held liable for any damages, be they direct, indirect, accidental or consequent, arising from the use by Licensee of the Systems and Associated Programs.

      6.14. Licensee will not make public any results of comparative or performance tests of the Systems, without express authorization by Licensor.

      6.15. Licensee is responsible for making available the computational platform and its interconnections, as well as the basic Software of data base management, geo-referenced Information system (GIS), as well as software for bill printing. Additionally, Licensee shall be responsible for providing outside plant and market data in a compatible magnetic format (SAGRE compliant) for usage with the SAGRE product. In the event that


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LIcense Agreement                                                       Page 9


            data conversation shall be required, then this data conversation shall be the responsibility of the Licensee.

      6.16. Licensee agrees, within a period to be agreed between the parties, to make available persons to adjust the Systems to the language and the applicable legislation of the countries of deployment, without charge to Licensor, it being agreed that the results of these adaptations and of the translation will become the property of Licensor.

      6.17. Licensee shall be responsible for arranging for the importation of the Systems into the respective country of destination and for subsequent delivery to the installation sites, and for all the associated costs.

      6.18. Licensee agrees to allow Licensor to visit its facilities in order to demonstrate the functions of the Systems to prospective new Licensee with no charge to Licensor.

7. Licensor's Obligations

      7.1. Licensor shall furnish the Systems and associated Technical Documentation to Licensee, however, Licensor does not guarantee that Systems will meet the needs of the business of Licensee, nor that their operations will be free of interruptions or errors, in which case Licensor's will do its best effort to assist Licensee or to correct such errors if they are covered under the Product warranty, according to standards of the software industry.

      7.2. In the event third parties question the intellectual property rights of Licensor to the Systems and related materials, Licensor, at its own expense, will endeavor to remove the causes of the claim, by whatever legal means it deems necessary, including any of the following actions: i) to obtain for Licensee the right to continue to use the Systems; ii) to alter the Systems so that it will no longer infringe on the third party's rights or; iii) to defend Licensee in the cases of direct claims against the latter, and Licensor will be responsible for court costs and attorney's fees.

      7.3. It is hereby expressly understood that the above measures constitute the extent and limit of Licensor's responsibility with respect to the infringement of intellectual property rights related to the Systems and related materials.

      7.4. During the term of this Agreement Licensor will inform Licensee of any and all enhancement or improvement Introduced into the Systems that have not resulted from a Request for Improvement made by a specific company. If the Licensee is interested in having the Enhancements or


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License Agreement                                                      Page 10


            Improvements introduced into the Systems, these may be provided by means of a special agreement.

      7.5. Licensor shall under a separate agreement license to Licensee the use of other computer programs, listed as optional in Exhibit A. Licensor will provide such Systems at the best prevailing market price.

      7.6. Licensor warrants that the physical media in which the Systems are stored and utilized to make the transfer to Licensee, are free of defects under normal operating conditions.

      7.7. If during a period of thirty (30) days after receipt of the Systems, a defect is found by Licensee in the physical means in which the Systems are stored, Licensee may return it immediately.

      7.8. Once it is determined by Licensor that the detect or defects do not result from incorrect use or from failure by Licensee to follow the System's usage conditions, a replacement shall be given free of charge.

      7.9. Licensor warrants that the Systems will operate in conformity with their technical specifications so long as:

            7.9.1. They have not been modified by Licensee or by third parties without the authorization of the Licensor.

            7.9.2. All of the alterations of the information in the Data Bank made by Licensee have been made through the functions of the Systems.

            7.9.3. The Systems are being utilized upon Licensor recommended computational platform that it is being operated within the environmental conditions specified by its manufacturer.

      7.10. Licensor shall not be liable to Licensee, or to any third party claiming through Licensor, for failure of performance of any obligation under this Agreement except as specifically set forth herein. Additionally, Licensor shall not be liable hereunder for indirect, special or incidental or consequential damages from its failure of performance, including, by way of example, from the interruption or loss of data arising from this License, from the use or from the performance or loss of information arising from the use or the impossibility of using the Systems.

      7.11. Likewise, Licensor shall have no liability with regards to the market profitability of (the licensed Systems or to their appropriateness for a particular business of Licensee.


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License Agreement                                                       Page 11

      7.12. The Licensor shall not be liable for any delay occurred in the fulfillment of the deadlines previewed in this Contract, in which the Licensor is not directly engaged.


8. Protection.

      8.1. The names and logos used as identifiers in the Systems, the Executable Program in itself, the updates, associated documentation and other support materials which are part of the purpose of this Agreement, are protected by applicable intellectual property law. No property, right Involving the Systems, its updates and the associated documentation or any part thereof is transferred to Licensee by the present Agreement.

      8.2. Notices of reservation of rights existing on the Systems may not be removed or altered.



                                     PART II

                               GENERAL PROVISIONS

9. Termination

      9.1. The affected party may terminate this agreement immediately without need of previous judicial or arbitration resolution, In the event that the other party (a) has materially breached any of its obligations under the Agreement and after notification thereof does not remedy the breach within sixty (60) days or (b) has been adjudged a bankrupt, has become insolvent by any test, has filed any petition in any court of bankruptcy or equivalent court for receivership, reorganization, bankruptcy, arrangement or relief from debts or creditors, or for any other relief whatsoever, has had any such petition filed against it, or has made any assignment for the benefit of creditors or has any substantial part of its assets subjected to any involuntary lien which is not removed within thirty
            (30) days after notice thereof.

      9.2. The provisions of Clause 10.1 above notwithstanding, Licensor may cancel the present Agreement by extra-judicial notification sent to Licensee effective immediately in the event of:


            9.2.1. The utilization of the Systems by third parties without its previous authorization;


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License Agreement                                                       Page 12


            9.2.4. The utilization of the Systems by Licensee in non-compliance with the provisions of this Agreement.

      9.3. In the event of extinction or termination of this Agreement Licensee and its sub-Licensees will be prohibited from using the Systems and Licensee shall return to Licensor all of the Systems, original or security copies, together with all the associated documentation related to the Systems supplied by Licensor, and, Licensee shall remain obligated to pay those amounts due or about to become due.


10. Waiver

      10.1. No delay or failure by either Party in exercising any right under this Agreement, nor any partial exercise thereof, shall be deemed to constitute a waiver of said right or of any other right.

11. Effect of Breach

      11.1. In addition to that provided in Clause 10.2 above upon the occurrence of a breach of the Agreement or of any other event which gives rise to the Licensor's right to terminate the Agreement, the Licensee shall remain liable for any and all monetary obligations arising under this Agreement and Licensor shall have the right to accelerate and declare all obligations of the Licensee to be due and payable by Licensee as a liquidated sum and to proceed against the Licensee and/or repossess so much of the Systems or License materials as remain in its possession.

12. Force Majeure.

      12.1. Licensor and Singer shall not be responsible for delays or failures in its performance resulting from Acts of God, earthquakes, shortages of supplies, transportation difficulties, labor disputes, riots, war, fire, epidemics, and any acts, omissions or events beyond its control. Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of a delay which is excusable under this provision.

License Agreement                                                      Page 14

Licensee:

Globaltron Communications Corporation
45 Broadway, Floor 12
New York, NY
USA

Licensor:
CPqD Technologies arid Systems, Inc.
111, Market Street
San Jose 95113
California - CA


Singer:
Singer Products Inc.
1840 West 49th Street, Suite 501
Hialeah, FL 33012

l7. Taxes

All prices and charges stated herein are exclusive of any taxes, fees arid duties or other amounts, however designated, and including without limitation value added and withholding taxes which are levied or based upon prices and charges or upon this Agreement outside of Brazil. Licensee shall report arid pay, outside of Brazil, all federal, state, and local taxes, (excluding only those taxes based on the net income derived by Licensee, Licensor and Singer, fees and duties end amounts designated, levied, or based (1) upon the Product and License Purchase Prices, or any other amounts payable under this Agreement;
(2) on account of this Agreement; or (3) with respect to the Products, the Equipment, or the Systems or the acquisition, ownership, or use thereof by Licensee. Licensee shall Indemnify and hold harmless, Licensor and Singer from all claims and liability resulting from Licensee failure to report or pay such amounts.

18. Entire Agreement, Modifications.

This Agreement including all exhibits hereto (A through H), which are hereby Incorporated herein by this reference, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior contemporaneous representations, proposals, agreements, negotiations, advertisements, statements, or understandings, whether oral or written. No amendment to this Agreement shall be binding on the Parties unless such amendment is in writing and executed by authorized representatives of the Parties to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized Representatives.


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License Agreement                                                      Page 15

Globaltron Communications Corporation



By
   ----------------------------------

Title  CEO
     --------------------------------


CPqD Technologies and Systems, Inc.



By
   ----------------------------------

Title  VP Finance
     --------------------------------



Singer Products Inc.



By
   ----------------------------------

Title  President
     --------------------------------




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License Agreement                                                      Page 16




                                LIST OF EXHIBITS




Exhibit A      Description, Quantity and Prices for Software and Licensor
               Services

Exhibit B      Licensor Proposal to Licensor including Systems Specifications
               (Operations Systems Solution Proposal)

Exhibit C      Definitions Adopted For the Purpose of Contract Exhibit D
               Training

Exhibit E      Project Schedule and Delivery Dates for Systems and Associated
               Services

Exhibit F      Finance Term Sheet

                                    EXHIBIT A


Optional Software Products provided by CPqD Technologies and Systems

CENTURION
         Software product for alarms monitorization in the network. This system does not supervise the network performance and surveillance but manages and informs the network supervisor of faults which have occured.
                 Software License Price for Globaltron: US$ 350,000.00

SSR
         Software product for management of. the Public Pay Phones in Brazil. This system complies to the standards of. ANATEL, the national (Brazil) telecommunications regulatory agency.
                 Software License Price for Globaltron: US$ 100,000.00

SRO2
         System for planning and management of. Optical Networks. With this product, Network planners are able to simulate the performance of the different topologies and configurations, in conjunction with the new emerging access technologies.
                 Software License Price for Globaltron: US$ 450,000.00

QUALISET
         Telecommunications services performance measurement system. This software product was developed for quality assessment of telco services according to ANATEL's speclfica1ions. This product can be customized to be applied in other countries, due to the parametrization options which are available.
                 Software License Price for Globaltron: US$ 200,000.00

INFOACCESS

         System for Cable Modem access to Internet and other general purpose corporate networks. This system aUtomatically manages and supervises voice, data and television traffic avoiding conflicts and other forms of. interference, due to very high technology security characteristics.
                 Software License Price for Globaltron: US$ 350,000.00

TERUS
         System for management of. Switching Equipment balancing. This product can evaluate the performance of. local switches enabling operators to predict faults In the network due to increasing traffic.
                 Software License Price for Globaltron: US$ 350,000.00

                                SOFTWARE SYSTEMS

CPqD
Telecom & It Solutions

CENTURION                     PROMUS              [LOGO]              [LOGO]
                         The Billing Solution      SSR                 SRO2


SAGRE
Outside Plant
Management                    [LOGO]                   Qualiset
                              CPqD                The Performance
                            Software              Improvement Solution

flexflow
Customer care and
Service Provisioning


     SGE                         TERUS                    [LOGO]
Work Force Management        Switching Access             InfoAccess
and Trouble Ticketing        Point Management

2.     Conditions of Use

The systems are being considered by Globaltron and its telecommunications partner companies in Colombia. In order for the systems to be used in other countries, it will be necessary to include localization services to make them adequate for the realities of those countries, which are not included in this business proposal. Furthermore, any and every investment in a computational platform that might be necessary for this purpose will be the sole responsibility of Globaltron.


These systems are limited to 40,000 subscribers, and the use of the SAGRE system is limited to 10 engineering users.

There are different forms of operations systems use and access control for local telephone service providers and for long distance carriers. In the case or local telephone service providers, the User Licenses are controlled based on the subscriber plant, while for the carriers, control is done through the processed traffic by the billing module using the average monthly CDRs (Call Detail Records), based on the total annual traffic.

Considering PROMUS' use of the Account Settlement module (CAll), by the carrier belonging to Globaltron, the total traffic to be considered processed, including those generated by local telephone service providers that use the system is limited to 6,000,000 CDRs per month, considering the annual average.




2.1 Conditions for Support and Maintenance

For adequate system maintenance and support to Globaltron, CPqD requires remote access to the systems via Internet. This is necessary when working with failure situations, evaluation for corrections and support, or for the updating of systems.


 2.2   Computational Prerequisites

The systems installation architecture must be a client/server architecture as described in chapter 9. The link between the server and client stations must have a minimum speed of 19200 bps for each client station utilizing PROMUS, SGE, and FLEXFLOW systems, and a minimum speed of 64 kbits/s for the client stations which utilize the SAGRE system,



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3.     Commercial Conditions

The prices presented do not include taxes or fees which are normally applied.

CPqD, together with Tropico is seeking a line of credit for the export of this project through Brazilian financial entities. The financing conditions will be presented to Globaltron for its analysis and approval.




3.1    List Prices for Program User License:

The CPqD list prices for the systems are as follows:


--------------------------------------------------------------------------------
                                             License for the Use of Promus
     Number of Subscribers                   FLEXFLOW, SAGRE AND SGE SYSTEMS
                                                          US$
--------------------------------------------------------------------------------


30,001.00      to        30,000                        3,640,000.00
40,001.00      to        40,000                        4,550,000.00
60,001.00      to        60,000                        5,005,000.00
80,001.00      to        80,000                        5,510,000.00
100,001.00     to        100,000                       6,065,000.00
200,001.00     to        200,000                       7,280,000.00
400,001.00     to        400,000                       8,740,000.00
600,001.00     to        800,000                      12,590,000.00
800,001.00     to        1,000,000                    15,110,000.00
--------------------------------------------------------------------------------

    These prices do not include installation services and parameterization applicable to the systems.


    3.2   Pricing for Globaltron

    These prices do not include installation services and parameterization applicable to the systems, The hardware platform and the following basic software, Oracle, Vision, and DOC 1 are not included but are necessary for the adequate functioninq of the systems.

--------------------------------------------------------------------------------
                         Maximum Processing Traffic of      User License for the
Number of Subscribers           CDRs/month                  Operations System in
                                                                   US$
--------------------------------------------------------------------------------

Up to 40,000                  Up to 6,000,000                  3,500,000

--------------------------------------------------------------------------------
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For an Increase in use of the system, we will apply a value of US$ 4 per telephone subscriber and US$ 2 per subscriber of aggregated value service (Internet clients and unified message services), charged in groups of 100 subscribers when the number of subscribers of the service providers is greater than 40,000 subscribers, In such cases an increase in processing traffic of 150 CDRs per month will be applied to the traffic limit of 6,000.000 CDRs per month for each telephone subscriber that exceeds the limit oF 40,000 subscribers.


The number of subscribers must he reported on a monthly basis to CPqD, who reserves the right to perform periodical auditing in order to verify the amount of existing subscribers in the systems' database, When the number of subscribers is greater than the number contracted at the time, the amount related to the increase will be charged retroactively from the date of the increase.


In order to meet the needs of a start-up company, CPqD is offering, without any additional costs, the account settlement system, limited to a processing traffic limit of 6,000,000 CDRs per month, considering the monthly average over a year's time, including all the carrier and local operator's traffic. For the increase in the systems' use, there'll be an additional charge of US$ 2 for each: 1000 CDRs processed during the month, exceeding the limit of contracted CURs, The average, number of CDRs processed during the month must be reported every three months to CPqD, who reserves the right to perform periodical auditing to verify this information.


All increases in traffic (CDRs) and in the subscriber base will imply a correction in the license value.

3.3   License Renewal

After the fifth year, in June 2005, the systems' user license will be renewed at the annual value of 15 percent of the value of the license practiced by CPqD on the renewal date, considering the subscribers network and the traffic processed by Globaltron.

The value of the license at the renewal date cannot exceed tire value of the license contracted at the time taking into account the variation of CPI. .


3.4    Implementation and Parameterization of Services

The implementation and parameterization of services of the PROMUS, FLEXFLOW, SGE and SAGRE systems, as described in chapter 10 are:


--------------------------------------------------------------------------------
IMPLEMENTATION AND            NUMBER OF                     PRICE US$
PARAMETERIZATION OF        HOURS FORESEEN
     SERVICES
--------------------------------------------------------------------------------

PROMUS                        3,280                         615,000.00

FLEXFLOW                      1,500                         281,250.00

SGE                             250                          46,875.00

SAGRE                           450                          84,375.00

--------------------------------------------------------------------------------